                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     WALTER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                 August 30, 1999

To Our Stockholders:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Walter Industries, Inc. (the "Company") to be held at 10:00 A.M., local time, on Thursday, October 14, 1999, in the Regency 1 Room of the Hyatt Regency Tampa, Two Tampa City Center, Tampa, FL 33602.

    As discussed in the accompanying Proxy Statement, stockholders will be asked to consider and approve proposals to (1) elect nine directors to the Board of Directors and (2) ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 2000.

    The Board of Directors unanimously recommends that all stockholders vote in favor of both of these proposals, and we urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the Annual Meeting. The giving of the proxy will not affect your right to attend the meeting nor, if you choose to revoke the proxy, your right to vote in person.

                                          Sincerely,

                                          /s/ Kenneth E. Hyatt
                                          Kenneth E. Hyatt
                                          Chairman of the Board

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 14, 1999

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, October 14, 1999 at 10:00 A.M., local time, in the Regency 1 Room of the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida 33602, for the following purposes:

    1. to elect nine members to the Board of Directors to serve for the ensuing year,

    2. to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 2000, and

    3. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only stockholders of record at the close of business on August 16, 1999 are entitled to notice of and to vote at the Annual Meeting. The Annual Report of the Company for the fiscal year ended May 31, 1999 is enclosed.

    The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

    Your attention is invited to the Proxy Statement on the following pages.

                                          By Order of the Board of Directors

                                          /s/ Edward A. Porter
                                          EDWARD A. PORTER
                                          Secretary

Tampa, Florida
August 30, 1999

                            WALTER INDUSTRIES, INC.
                         1500 North Dale Mabry Highway
                              Tampa, Florida 33607
                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Walter Industries, Inc. (the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held on October 14, 1999 at 10:00 a.m., local time, in the Regency 1 Room of the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida 33602, and any adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                                   THE PROXY

    The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

    This Proxy Statement and enclosed proxy is first being mailed to stockholders on or about August 30, 1999.

    The close of business on August 16, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were outstanding and entitled to vote 50,035,759 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). Each stockholder is entitled to one vote for each share of stock held. Presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is required for a quorum. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the proposal regarding the election of directors. The affirmative vote of holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 2000.

    If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, they will be voted FOR the election of the director nominees named in this Proxy Statement, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 2000.

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice revoking it or by a later proxy, in either case delivered by mail to the Secretary of the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

    The Stockholder's Agreement dated as of March 17, 1995 between the Company and The Celotex Corporation ("Celotex"), solely in its capacity as the Celotex Settlement Fund Recipient, (the "Stockholders Agreement") under and as defined in the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 (the "Veil Piercing Settlement Agreement"), provides that Celotex or its successor will vote the shares of Common Stock held by said fund for and/or against each matter in proportion to the votes cast by the other holders of Common Stock who voted. The

Common Stock held by the Celotex Settlement Fund Recipient was transferred to the Asbestos Settlement Trust (the "Celotex Trust") on May 30, 1997, and the rights and obligations of Celotex under the Stockholders Agreement were subsequently assumed by the Celotex Trust. The Company will advise the Celotex Trust of the proportion of such votes and the Celotex Trust shall have no responsibility for the determination thereof. The Celotex Trust is obliged to be present in person or by proxy at all meetings of holders of Common Stock so that all shares of Common Stock beneficially owned by the Celotex Trust may be counted for the purpose of determining the presence of a quorum at such meetings. See "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein for information concerning the Celotex Trust's beneficial ownership of Common Stock.

    The Annual Report of the Company for the year ended May 31, 1999, containing audited financial statements for such year, is enclosed with this Proxy Statement.

    IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of nine (9) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine (9) nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

    The names of the nominees and certain information about them (as of August 1, 1999) are set forth below:

                                                                                                       SERVED AS DIRECTOR
NAME                                            AGE                       POSITION                     OF THE COMPANY FROM
------------------------------------------      ---      ------------------------------------------  -----------------------

James W. Walter...........................          76   Chairman Emeritus                                       1988

Kenneth E. Hyatt..........................          58   Chairman, Chief Executive Officer and                   1995
                                                         President

Richard E. Almy...........................          57   Director, Executive Vice President and                  1996
                                                         Chief Operating Officer

Donald N. Boyce...........................          61   Director                                                1998

Howard L. Clark, Jr.......................          55   Director                                                1995

Perry Golkin..............................          45   Director                                                1995

James L. Johnson..........................          72   Director                                                1995

Charles E. Long...........................          59   Director                                                1998

Michael T. Tokarz.........................          49   Director                                                1987

    JAMES W. WALTER has been a director of the Company since 1988, serving as Chairman until October 6, 1995 and Chairman Emeritus thereafter. Mr. Walter founded Walter Construction Co., a predecessor of Jim Walter Corporation, in 1948 and Jim Walter Corporation in 1955. He was President and Chief Executive Officer of Jim Walter Corporation from 1955 to 1963, Chairman and Chief Executive Officer from 1963 to 1983 and Chairman until 1988.

    KENNETH E. HYATT has been Chairman of the Board and Chief Executive Officer of the Company since June 1, 1996 and has been President of the Company since September 1, 1995. Between September 1, 1995 and June 1, 1996, he also served as Chief Operating Officer of the Company. He was elected a director on September 12, 1995. Mr. Hyatt served as President and Chief Executive Officer and a director of Celotex, a former subsidiary of the Company, from 1990 until shortly prior to his election, effective September 1, 1995, as President and Chief Operating Officer of the Company. Mr. Hyatt held various management and executive positions with various subsidiaries of Jim Walter Corporation from 1966 until 1984, at which time he was named Vice President and Group Executive of Jim Walter Corporation. In 1986 he was elected Executive Vice President and Chief Operating Officer of Jim Walter Corporation. Following Jim Walter Corporation's leveraged buyout in 1988 by Kohlberg Kravis Roberts & Co. L.P., Mr. Hyatt joined with an investor group in the acquisition of Celotex and certain related entities. In October 1990 Celotex and one of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code, as a result of massive litigation involving asbestos-related liabilities. The Celotex Plan of Reorganization was confirmed in December 1996 and became effective May 1997. The

Celotex Trust is a principal stockholder of the Company. See "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein.

    RICHARD E. ALMY has been Executive Vice President and Chief Operating Officer of the Company since June 1, 1996. Previously, Mr. Almy had been President and Chief Operating Officer at JW Aluminum Company (since 1991), a subsidiary of the Company.

    DONALD N. BOYCE has been a director of the Company since August 18, 1998. Mr. Boyce has been Chairman of the Board of IDEX since April 1, 1988. He also is a director of United Dominion Industries, Ltd.

    HOWARD L. CLARK, JR. has been the Vice Chairman of Lehman Brothers Inc., an investment-banking firm, since February 1993; prior thereto he served as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc. Prior thereto he was an Executive Vice President and the Chief Financial Officer of American Express Company, a financial services firm. He also is a director of Lehman Brothers Inc., Compass International Services Corporation, Maytag Corporation and Fund American Enterprises Holdings, Inc.

    PERRY GOLKIN is a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. He is also a general partner of KKR Associates, L.P. Prior to 1995, he was an executive of Kohlberg Kravis Roberts & Co. L.P. He is also a director of PRIMEDIA Inc. Mr. Golkin was a director of the Company from 1987 to March 2, 1995.

    JAMES L. JOHNSON is Chairman Emeritus of GTE Corporation, a telephone company and cellular service provider. From April 1988 to May 1992 he was Chairman and Chief Executive Officer of GTE. He also is a director of Contel Cellular, Inc., CellStar Corporation, The FINOVA Group Inc., Harte-Hanks Communications Inc. and Valero Energy Corp., and a Trustee of Mutual of New York.

    CHARLES E. LONG has been a director of the Company since August 18, 1998. Until his retirement in March 1999, Mr. Long was Vice Chairman of Citicorp from 1998 and, since 1982, had been Executive Vice President of Citicorp.

    MICHAEL T. TOKARZ is a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. He is also a general partner of KKR Associates L.P. Prior to 1993 he was an executive of Kohlberg Kravis Roberts & Co. L.P. He also is a director of IDEX Corporation, Spalding Holdings Corporation, Evenflo Company, Inc., KSL Recreation Corporation and PRIMEDIA Inc.

    In order to be elected, a nominee must receive the vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions from voting, as well as broker non-votes, will be considered as votes withheld in the election of directors and will have no effect on the outcome of the vote.

          THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                    ELECTION OF THE NOMINEES SET FORTH ABOVE

                              CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

    There are five standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Environmental, Health and Safety Committee. There is one special committee, the Tax Oversight Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

    The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters, and is also responsible, among other things, for maintaining liaison with and exercising such supervision of the actions of the Company's public accountants in whatever manner and to whatever extent shall be deemed, at its discretion, necessary, proper and in the best interest of the Company and its stockholders. The Audit Committee consists of directors who are not and never have been employees of the Company. The present members of the Committee are Howard L. Clark, Jr., Chairman, Donald N. Boyce, James L. Johnson and Charles E. Long.

    The Compensation Committee is responsible for reviewing and approving officer and executive salaries of the Company and its subsidiaries in amounts over $150,000 annually and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits. The Committee consists of directors who are not and never have been employees of the Company. The present members of the Committee are James L. Johnson, Chairman, Howard L. Clark, Jr., Perry Golkin and Charles E. Long.

    The Environmental, Health and Safety Committee is responsible for receiving environmental, health and safety reports from the Company's and its subsidiaries' environmental counsel and engineers and health and safety personnel; examining and reporting upon the Company's and its subsidiaries' compliance with environmental, reclamation, health and safety requirements and the policies pertaining thereto and reporting the same to the Board; approving the proposed scope of internal and independent environmental and health and safety audits; and periodically evaluating and recommending to the Board changes in the Company's and its subsidiaries' environmental, health and safety policies. The present members of the Committee are Donald N. Boyce, Chairman, James L. Johnson, Perry Golkin, James W. Walter, and Michael T. Tokarz.

    The Finance Committee is responsible for recommendations to the Board concerning public and private financings, dividends, discretionary contributions by the Company under the Company's and its subsidiaries' employee benefit plans and other financial matters, approval of the designation of the investment fund managers for the Company's and its subsidiaries' employee benefit plans, and approval of investment of the Company's funds by establishment of policies for investment of funds by the Company's officers. The present members of the Committee are Michael T. Tokarz, Chairman, Howard L. Clark, Jr., James W. Walter and Donald N. Boyce.

    The Nominating Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors, including nominees recommended by stockholders, and reporting its recommendations to the Board. The present members of the Committee are Perry Golkin, Chairman, James L. Johnson, Charles E. Long, Michael T. Tokarz and James
W. Walter.

    The Tax Oversight Committee is a special purpose temporary committee and is responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all claims of the Internal Revenue Service that are entitled to priority under the United States Bankruptcy Code, and (ii) determining final resolution of certain contingencies regarding Federal income tax claims, both as more fully described in the Company's Amended Joint Plan of Reorganization, dated as of December 9, 1994, as modified on March 1, 1995 and confirmed on March 15, 1995 ("Plan of Reorganization"). The Plan of Reorganization provides that the members of the Tax Oversight Committee shall consist at all times of two "Independent Directors" and a director (or other person) designated by Lehman Brothers Inc. ("Lehman"), whose affiliate, Lehman Brothers Holdings, Inc., is a stockholder of the Company. The present members of the Committee are Charles E. Long, Chairman, Donald N. Boyce, Howard L. Clark, Jr. and James L. Johnson.

    "Independent Directors" are defined in the Plan of Reorganization as persons who (i) are not (a) officers, affiliates, employees, Interested Stockholders, consultants or partners of any Significant Stockholder or any affiliate of any Significant Stockholder or of any entity that was dependent upon any Significant Stockholder or any affiliate of any Significant Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, (b) officers, employees, consultants or partners of the Company or any of its affiliates, or officers, employees, Interested Stockholders, consultants or partners of any entity that was dependent upon the Company or any of its affiliates for more than 5% of its revenues or earnings in its most recent fiscal year or (c) any relative or spouse of any of the foregoing persons or a relative of a spouse of any of the foregoing persons, and (ii) are selected by management of the Company from a list of qualified candidates provided by an independent search firm selected by management and Lehman. For these purposes "Interested Stockholder" means, with respect to any person, any other person that together with its affiliates and associates "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act") 5% or more of the equity securities of such person, and "Significant Stockholder" means an Interested Stockholder of the Company.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended May 31, 1999, there were seven meetings of the Board, two meetings of the Audit Committee, four meetings of the Compensation Committee, two meetings of the Finance Committee and two meetings of the Environmental, Health and Safety Committee. The Nominating Committee and the Tax Oversight Committee did not meet.

    All of the directors attended at least 75% of the combined number of Board meetings and meetings of Committees of which they were members that were held during the fiscal year ended May 31, 1999.

DIRECTORS' COMPENSATION

    No directors' fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. Non-employee directors of the Company are paid retainer fees of $25,000 per year. Committee Chairmen receive an additional retainer fee of $5,000 per year. Each non-employee director also receives a fee of $1,500 for each Board or Committee meeting attended and is reimbursed for travel and lodging expenses.

    On April 11, 1995, the Board approved and adopted the Walter Industries, Inc. Directors' Deferred Fee Plan under which non-employee directors may elect to defer all or a portion of their director's fees. The deferred fees, at each electing director's option, are credited to either an income account or a stock equivalent account or divided between the two accounts. The income account is credited quarterly with interest at the prime rate and the stock equivalent account is credited with an amount equal to the number of equivalent shares of Common Stock which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account. Payments begin, at the participant's election, upon the later of the termination of his services as a director or date of retirement from his principal occupation or employment in such number of annual installments as shall be determined by the Company. Payments from the income account are in cash and payments from the stock equivalent account are in cash at the Common Stock's then current market value, or, at the Company's option, in shares of Common Stock. Of the current directors, Mr. Long has elected to participate in the Directors' Deferred Fee Plan and have his director's fees credited to a stock equivalent account.

    Mr. Walter, Chairman Emeritus, entered into a consulting agreement upon his retirement from employment with the Company on October 6, 1995 (see "Certain Relationships and Certain Related Transactions").

CERTAIN RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

    In December 1998, Lehman acted as an underwriter in connection with the public issuance by Mid-State Trust VII, an affiliate of the Company, of $313,488,000 of Mid-State Trust VII asset backed notes, for which Lehman received underwriting commissions and fees of $752,400.

    The Company entered into a consulting agreement with Mr. Walter effective upon his retirement on October 6, 1995. In October 1998 the initial three year term of the agreement expired and the agreement was extended for an additional period of one year, during which time Mr. Walter will render to the Company such services of an advisory or consulting nature as the Company may reasonably require. Mr. Walter is paid an annual consulting fee of $150,000. The agreement also contains a restrictive covenant prohibiting, during the term of the agreement and for a period of three years after its termination, Mr. Walter's employment by any person, firm or corporation which is engaged in a business in competition with the Company or its subsidiaries, or his engaging in such business for his own account.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following tables furnish information, as of August 2, 1999 as to: (i) shares of Common Stock beneficially owned by each nominee for director and each executive officer of the Company named in the Summary Compensation Table herein;
(ii) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group; and (iii) the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock. (Except as indicated below, to the knowledge of the Company each person indicated in the following tables has sole voting and investment power as to the shares shown.)

                 OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                      NUMBER OF SHARES
                                                                      OF COMMON STOCK     PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                             BENEFICIALLY OWNED   STOCK OUTSTANDING
-------------------------------------------------------------------  ------------------  -------------------
James W. Walter....................................................             206,032   (2)              *
Chairman Emeritus and Director

Kenneth E. Hyatt...................................................             357,230   (3)              *
Chairman, Chief Executive Officer
  and President

Howard L. Clark, Jr................................................                    (4)               (4)
Director

James L. Johnson...................................................              10,000               *
Director

Perry Golkin.......................................................          13,958,589(5)           27.3(5)
Director

Michael T. Tokarz..................................................          13,958,589(5)           27.3(5)
Director

Donald N. Boyce....................................................                   0               *
Director

Charles E. Long....................................................              10,000               *
Director

Richard E. Almy....................................................             158,963(6)              *
Director, Executive Vice President and
  Chief Operating Officer

Dean M. Fjelstul(7)................................................             118,408(8)              *
Senior Vice President and
  Chief Financial Officer

Peter Scott-Hansen.................................................              35,399               *
President of Applied Industrial Materials
  Corporation, a subsidiary of the Company

Ralph E. Fifield...................................................              46,767(9)              *
President of United States Pipe and Foundry
  Company, Inc. a subsidiary of the Company

All current directors and                                                    15,285,660    10)           29.9
executive officers as a group
  (19 individuals)

------------------------

* LESS THAN 1% OF OUTSTANDING COMMON STOCK

 (1) Includes 23,689, 6,234, 5,360 and 3,553,380 shares of Common Stock issued to an escrow account for the benefit of Mr. Walter, Mr. Hyatt, two other executive officers of the Company and the KKR Investors, respectively, on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, such escrowed shares will be distributed to such persons under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, some or all of the escrowed shares may be returned to the Company and canceled. Until such matters are finally determined, such persons will have the power to exercise voting rights with respect to such respective escrowed shares of Common Stock. For so long as such persons have the power to exercise voting rights with respect to such escrowed shares, or if all such escrowed shares were distributed to such persons, such persons will beneficially own such escrowed shares of Common Stock.

 (2) Includes options to purchase 139,988 shares, exercisable currently or within 60 days of August 2, 1999.

 (3) Includes options to purchase 300,000 shares exercisable currently or within 60 days of August 2, 1999. Also includes 100 shares held by Mr. Hyatt's son of which Mr. Hyatt disclaims beneficial ownership.

 (4) Mr. Clark is Vice Chairman of Lehman. See "Ownership of Principal Stockholders" below for information concerning ownership of shares by Lehman's affiliate, Lehman Brothers Holdings, Inc.

 (5) Messrs. Tokarz and Golkin are general partners of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the "KKR Investors") and Channel One Associates, L.P. ("Channel One"), and thus Messrs. Tokarz and Golkin may be deemed to be beneficial owners of the shares owned by the KKR Investors and Channel One (see "Ownership of Principal Stockholders" below). Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares. The number of shares of Common Stock includes 3,553,380 shares of Common Stock issued to an escrow account on September 13, 1995 for the benefit of the KKR Investors pursuant to the Plan of Reorganization. See Footnote (1) under "Ownership of Principal Stockholders" below. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, Messrs. Tokarz and Golkin may be deemed to be beneficial owners of such 3,553,380 escrowed shares of Common Stock. Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares.

 (6) Includes options to purchase 143,000 shares exercisable currently or within 60 days of August 2, 1999.

 (7) Mr. Fjelstul retired on July 31, 1999. In anticipation of his retirement, Mr. Fjelstul relinquished the position of Chief Financial Officer on June 21, 1999 to his successor.

 (8) Includes options to purchase 96,666 shares exercisable currently or within 60 days of August 2, 1999.

 (9) Includes options to purchase 41,666 shares exercisable currently or within 60 days of August 2, 1999.

(10) Includes 13,958,589 shares of Common Stock beneficially owned by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Messrs. Tokarz and Golkin. See Footnote (5) above. Does not include shares of Common Stock owned by Lehman Brothers Holdings, Inc. See Footnote (4) above. Also includes 1,072,350 shares purchasable by the individuals listed in the Summary Compensation Table and by all other executive officers under stock options exercisable currently or within 60 days of August 2, 1999.

                      OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the close of business on August 2, 1999, information as to those holders (other than officers and directors of the Company), known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.

NAME AND COMPLETE MAILING ADDRESS                                               NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------------------------------------------------  -----------------  -----------------
The KKR Investors(1)..........................................................       13,958,589             27.3
(JWC Associates, L.P., JWC Associates II, L.P.
and KKR Partners II, L.P.) and
Channel One Associates, L.P.
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, NY 10009

Asbestos Settlement Trust(2)..................................................        5,470,662             10.7
Mellon Bank Center
919 Market Center
Wilmington, DE 19801

The Baupost Group, L.L.C.(3)..................................................        3,157,000              6.2
44 Brattle St. 5th Floor
Cambridge MA 02238-9125

Lehman Brothers Holdings, Inc.................................................        2,849,321              5.6
3 World Financial Center
New York, NY 10285

Shapiro Capital Management Company, Inc.(4)...................................        2,841,210              5.6
Samuel R. Shapiro
3060 Peachtree Road, N.W.
Atlanta, GA 30305

Leon G. Cooperman(5)..........................................................        2,832,821              5.5
(Omega Capital Partners, L.P.,
Omega Institutional Partners, L.P.,
Omega Overseas Partners, Ltd.(5)
Omega Capital Investors, L.P.)
88 Pine Street
Wall Street Plaza--31(st) Floor
New York, NY 10005

------------------------

(1) The shares of Common Stock beneficially owned by the KKR Investors are as follows: 9,309,427 shares are beneficially owned by JWC Associates, L.P.; 61,687 shares are beneficially owned by JWC Associates II, L.P.; and 225,675 shares are beneficially owned by KKR Partners II, L.P., including 3,446,979, 22,841, and 83,560 shares, respectively, issued to an escrow account on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, some or all of the escrowed shares may be returned to the Company and canceled. Until such matters are fully determined, the KKR Investors will have the power to exercise voting rights with respect to such shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, the KKR Investors will beneficially own such 3,553,380 shares of Common Stock. The Company has been advised that as of August 2, 1999 Channel One beneficially owned 4,361,800 shares of Common Stock.

    KKR Associates, L.P. is the sole general partner of each of the KKR Investors and Channel One. The general partners of KKR Associates, L.P. are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Paul E. Raether, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott M. Stuart, Clifton S. Robbins and Edward A. Gilhuly.

(2) The Celotex Trust is subject to an agreement with the Company and Lehman pursuant to which it is obligated to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock on each matter voted on by stockholders. Identical restrictions on the voting of Common Stock by the Celotex Trust are contained in the Company's Amended and Restated Certificate of Incorporation and the Plan of Reorganization.

(3) Based on information provided to the Company by the Baupost Group, L.L.C., the Baupost Group, L.L.C. serves as the investment advisor for six limited partnerships and one registered investment company which own, in the aggregate, 3,157,000 shares. The Baupost Group, L.L.C. has the right to vote and exercises dispositive power with respect to such shares.

(4) According to the Schedule 13G filed by Shapiro Capital Management Company, Inc. and Samuel R. Shapiro with the Securities and Exchange Commission on February 4, 1999, advisory clients of Shapiro Capital Management Company, Inc. own 2,841,210 shares of Common Stock. Mr. Shapiro is the president and majority shareholder of Shapiro Capital Management Company, Inc. and he exercises dispositive power over such shares.

(5) According to the Schedule 13G filed by Mr. Cooperman with the Securities and Exchange Commission on January 28, 1999, the shares of Common Stock beneficially owned by Mr. Cooperman are as follows: 797,160 shares are beneficially owned by Omega Capital Partners, L.P.; 49,739 shares are beneficially owned by Omega Institutional Partners, L.P.; 97,400 shares are beneficially owned by Omega Capital Investors, L.P.; 1,231,835 shares are beneficially owned by Omega Overseas Partners, Ltd.; and 656,687 shares are beneficially owned by certain institutional clients for which Mr. Cooperman serves as the discretionary investment advisor.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation paid to or accrued by the Company for the account of the Chief Executive Officer of the Company and each of the next four most highly compensated executive officers of the Company during the fiscal year ended May 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    -------------
                                                   YEAR      ANNUAL COMPENSATION     SECURITIES
                                                  ENDED     ----------------------   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                       MAY 31    SALARY ($)  BONUS ($)    OPTIONS (#)   COMPENSATION($)(1)
----------------------------------------------  ----------  ----------  ----------  -------------  ------------------
Kenneth E. Hyatt..............................        1999     615,000     600,000        100,000                   *
  Chairman of the Board, Chief                        1998     576,000     600,000              0              98,439
  Executive Officer and President                     1997     551,083     550,000        150,000              93,659

Richard E. Almy...............................        1999     300,000     230,000         50,000                   *
  Executive Vice President and                        1998     273,000     190,000              0              44,938
  Chief Operating Officer                             1997     260,542     160,000        115,000              42,367

Dean M. Fjelstul (2)..........................        1999     219,167     160,000              0                   *
  Senior Vice President and                           1998     209,167     150,000         10,000              33,033
  Chief Financial Officer                             1997     191,667     139,000         90,000              30,250

Peter Scott-Hansen............................        1999     306,200     110,766         10,000              14,600
  President of Applied Industrial                     1998     205,000     144,320         30,000             220,454
  Materials Corporation, a                            1997         (3)         (3)            (3)                 (3)
  subsidiary of the Company

Ralph E. Fifield..............................        1999     239,493     240,000         50,000                   *
  President of United States Pipe                     1998     230,000     115,000         50,000              15,471
  and Foundry Company, Inc.,                          1997         (4)         (4)            (4)                 (4)
  a subsidiary of the Company

------------------------

*   Not currently available. See footnote 1.

(1) The amount shown in this column for Messrs. Hyatt, Almy and Fjelstul represents the Company's contributions for each of the officer's account in the Walter Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan") and accruals for the related Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") which provides benefits which would have been provided under the tax-qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended. The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts are for the plan years ended August 31, 1997 and August 31, 1998. Amounts for the plan year ended August 31, 1999 are not currently available, but are anticipated not to be materially different from amounts for the plan year ended August 31, 1998. Due to his retirement on July 31, 1999, Mr. Fjelstul will not receive a contribution under either the Profit Sharing Plan or the Supplemental Profit Sharing Plan for the plan year ended August 31, 1999.

    The amount shown in this column for Mr. Scott-Hansen represents the matching and discretionary contributions by his employer, Applied Industrial Materials Corporation ("AIMCOR") under the employer's 401(k) Plan and, for the fiscal year ended May 31, 1998, a bonus of $216,000 paid to Mr. Scott-Hansen upon the consummation of the sale of AIMCOR to the Company in October 1997.

    The amount shown in this column for Mr. Fifield represents accruals under the Company's Supplemental Pension Plan which provides benefits which would have been provided under a tax-qualified pension plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended. The current Supplemental Pension Plan year ends December 31, 1999; the amount to be accrued for Mr. Fifield under the Supplemental Pension Plan for 1999 has thus not been determined.

    Except as noted above, the Company did not pay or provide other forms of compensation (such as perquisites) to any of the named executive officers in amounts having an aggregate value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(2) Mr. Fjelstul retired on July 31, 1999. In anticipation of his retirement, Mr. Fjelstul relinquished the position of Chief Financial Officer on June 21, 1999 to his successor.

(3) Mr. Scott-Hansen became an executive officer of the Company on October 15, 1997.

(4) Mr. Fifield became an executive officer of the Company on August 1, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                                         ---------------------------                 POTENTIAL REALIZABLE
                                                              % OF                                     VALUE AT ASSUMED
                                           NUMBER OF          TOTAL                                 ANNUAL RATES OF STOCK
                                           SECURITIES        OPTIONS       EXERCISE                 PRICE APPRECIATION FOR
                                           UNDERLYING      GRANTED TO      OR BASE                       OPTION TERM
                                            OPTIONS         EMPLOYEES       PRICE      EXPIRATION   ----------------------
NAME                                     GRANTED (#)(1)  IN FISCAL 1999     ($/SH)      DATE(2)      5%($)(3)   10%($)(3)
---------------------------------------  --------------  ---------------  ----------  ------------  ----------  ----------
Kenneth E. Hyatt.......................       100,000           13.75       14.84375    12/01/2008   1,558,594   1,632,813
Richard E. Almy........................        50,000            6.87       14.84375    12/01/2008     779,297     816,406
Dean M. Fjelstul.......................             0               0             --            --          --          --
Peter Scott-Hansen.....................        10,000            1.37       14.84375    12/01/2008     155,859     163,281
Ralph E. Fifield.......................        25,000            3.44       18.40625     7/23/2008     483,164     506,172
Ralph E. Fifield.......................        25,000            3.44       14.84375    12/01/2008     389,648     408,203

------------------------
(1) All options included in this table will become exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing on each of the two anniversaries thereafter. The right to exercise all of the options is contingent on the optionee's refraining from conduct which the Compensation Committee determines is contrary to the best interests of the Company (including but not limited to competition with the Company) and upon the optionee's remaining in the employ of the Company or a subsidiary of the Company until the date on which the installment becomes exercisable.

(2) The right to exercise all of the options expires on the tenth anniversary of the date on which they were granted or, if earlier, three months after termination of employment (one year in the event of retirement, death or disability).

(3) The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the Securities and Exchange Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                           NUMBER OF SECURITIES
                                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                      SHARES                            OPTIONS AT FISCAL YEAR-END   IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON           VALUE                    (#)               FISCAL YEAR-END ($)(1)
NAME                               EXERCISE (#)       REALIZED ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------------  -----------------  -----------------  ----------------------------  -----------------------
Kenneth E. Hyatt...............              0                  0              250,000/150,000             81,250/40,625
Richard E. Almy................              0                  0               104,667/88,333             56,604/31,146
Dean M. Fjelstul...............              0                  0                63,333/36,667             48,750/24,375
Peter Scott-Hansen.............              0                  0                     0/40,000                       0/0
Ralph E. Fifield...............              0                  0                16,666/83,334                       0/0

------------------------
(1) Represents the fair market value as of May 28, 1999 ($13.125 per share closing stock price) of the option shares less the exercise price of the options.

PROFIT SHARING PLANS

    Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to which the full contribution under the Profit Sharing Plan has been limited by the Internal Revenue Code. For the

Supplemental Profit Sharing Plan year ending August 31, 1999, Messrs. Hyatt and Almy qualified for participation in the Supplemental Profit Sharing Plan. Amounts for the plan year ended August 31, 1999 are not currently available. See footnote (1) to the Summary Compensation Table herein.

ANNUAL BENEFITS PAYABLE UNDER PENSION PLANS

    The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/or Affiliates of Walter Industries, Inc. (the "Pension Plan") and under the Company's unfunded, non-qualified, Supplemental Pension Plan (the "Supplemental Pension Plan" and together with the Pension Plan, the "Pension Plans") for employees of certain subsidiaries of the Company retiring at normal retirement age (65) on June 1, 1999, and is based on social security covered compensation in effect on June 1, 1999:

                               PENSION PLAN TABLE

                                                                               YEARS OF SERVICE
                                                             -----------------------------------------------------
REMUNERATION                                                    15         20         25         30         35
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
150,000....................................................     30,708     40,944     51,180     61,416     71,652
175,000....................................................     36,239     48,319     60,399     72,479     84,558
200,000....................................................     41,771     55,694     69,618     83,541     97,465
225,000....................................................     47,302     63,069     78,836     94,604    110,371
250,000....................................................     52,833     70,444     88,055    105,666    123,277
300,000....................................................     63,896     85,194    106,493    127,791    149,090
350,000....................................................     74,958     99,944    124,930    149,916    174,902
400,000....................................................     86,021    114,694    143,368    172,041    200,715
450,000....................................................     97,083    129,444    161,805    194,166    226,527
500,000....................................................    108,146    144,194    180,243    216,291    252,340
550,000....................................................    119,208    158,944    198,680    238,416    278,152
600,000....................................................    130,271    173,694    217,118    260,541    303,965
650,000....................................................    141,333    188,444    235,555    282,666    329,777
700,000....................................................    152,396    203,194    253,993    304,791    355,590
750,000....................................................    163,458    217,944    272,430    326,916    381,402
800,000....................................................    174,521    232,694    290,868    349,041    407,215

    Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes) for the five consecutive years within the final ten years of employment prior to normal retirement age (65) which produce the highest average. This is generally equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. The Company makes accruals for the Supplemental Pension Plan only for such employees as to which the pension benefits under the Pension Plan have been limited by the Internal Revenue Code of 1986 as amended. In the case of the Supplemental Pension Plan, the applicable company may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

    Of the named executive officers only Mr. Fifield is a participant in the Pension Plans. Prior to June 1, 1996, Mr. Almy was employed by a subsidiary of the Company and participated in the Pension Plans, and, upon retirement, is eligible to receive pension benefits.

COMPENSATION COMMITTEE INTERLOCKS OR INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    During the fiscal year ended May 31, 1999, the two employee directors, Messrs. Hyatt and Almy, participated in deliberations of the Company's Board concerning executive compensation. However, neither Mr. Hyatt or Mr. Almy voted on executive compensation matters in which they were directly involved; instead they abstained on such occasions.

                               PERFORMANCE GRAPH

    The following line graph illustrates the Company's cumulative stock market performance for the four fiscal years since the Company's Common Stock was issued in conjunction with the Company's emergence from its five-year Chapter 11 reorganization in March 1995.

    For purposes of this graph, the Company's performance is measured against the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industrial-Diversified Index ("Dow Jones Industrial-Diversified"), as in previous reports to stockholders. In addition, for the first time the Company's performance is also measured against the Russell 2000 Stock Index ("Russell 2000"). The performance graph includes the Russell 2000 because the Company is a component of that index and the Company believes that the size of the other companies included in that index relative to the Company make it useful for purposes of comparison. In future reports to stockholders the S&P 500 will not be included in comparative performance graphs.

    Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Company's Common Stock, the S&P 500, the Russell 2000 and the Dow Jones Industrial-Diversified on June 1, 1995 and
(ii) reinvestment of dividends.

                COMPARISON OF FOUR-YEAR CUMULATIVE TOTAL RETURN
       AMONG WALTER INDUSTRIES, INC., S&P 500, RUSSELL 2000 AND DOW JONES
                             INDUSTRIAL-DIVERSIFIED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                          JUN 1995    MAY 1996    MAY 1997    MAY 1998    MAY 1999
WALTER INDUSTRIES INC                        100.00       96.26      106.54      142.99       98.13
DOW JONES INDUSTRIAL DIVERSIFIED             100.00      129.79      164.38      208.69      246.43
RUSSELL 2000 INDEX                           100.00      133.89      140.89      168.96      162.32
S&P 500 INDEX                                100.00      128.44      166.22      217.22      262.89

                                                                                           INDEXED RETURNS
                                                                                             YEARS ENDING
                                                           BASE PERIOD    --------------------------------------------------
COMPANY/INDEX                                               1-JUN-95       MAY 1996     MAY 1997     MAY 1998     MAY 1999
-------------------------------------------------------  ---------------  -----------  -----------  -----------  -----------
Walter Industries, Inc.................................           100          96.26       106.54       142.99        98.13
Dow Jones Industrial-Diversified.......................           100         129.79       164.38       208.69       246.43
Russell 2000 Index.....................................           100         133.89       140.89       168.96       162.32
S&P 500 Index..........................................           100         128.44       166.22       217.22       262.89

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, reviews and approves executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company's Chief Executive Officer and other executive officers. The Committee is also responsible for the administration of and awards under the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

GENERAL COMPENSATION POLICY

    The purpose of the Company's executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

PRINCIPAL COMPENSATION ELEMENTS

    For fiscal 1999 the principal elements of the Company's executive compensation were base pay, short-term cash incentive compensation and stock-based incentives. To determine guidelines for each of these elements of compensation, the Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. Such salary ranges are periodically benchmarked against external salary survey data, including comparable compensation data for numerous diversified manufacturing and residential construction companies. The Committee believes that such surveys provide a reliable standard for measuring the Company's compensation practices. As part of this benchmarking process, the Company reviews and evaluates its executive pay structure with outside compensation consultants to confirm the validity of the executive salary ranges and to conform such structure with competitive market levels for several key positions, including the Chief Executive Officer.

BASE SALARY

    The Committee annually reviews and approves the base salary of each executive officer. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance and applicable external salary survey data.

EXECUTIVE INCENTIVE COMPENSATION

    For fiscal 1999, the Committee, after discussions with its outside consultant, developed a comprehensive incentive plan for key employees including Messrs. Hyatt, Almy, Fjelstul and Fifield (the "1999 Incentive Plan"). The 1999 Incentive Plan utilized targets based on operating income and return on assets employed objectives to determine bonus funding pools for key corporate and subsidiary employees. Under the 1999 Incentive Plan, the Company's plan participants (including Mr. Hyatt) were paid from a pool that could not exceed
2 1/2% of consolidated earnings after dedicated interest expense of the Company's mortgage portfolio but before corporate interest, taxes, goodwill amortization and extraordinary items. For fiscal 1999, 61% of the maximum permitted amount was paid to eligible employees. Incentive compensation awards paid to individual plan participants, other than Mr. Hyatt, were based on the relative performances of each of the Company's operating subsidiaries, and, for corporate participants, aggregate results of the Company. The amount of incentive compensation paid to Mr. Hyatt for fiscal 1999 was recommended by the Committee, after consultation with its outside consultant, and approved by the Board. Under the 1999 Incentive Plan, Mr. Hyatt could have earned an amount equal to up to 130% of his base annual compensation. Mr. Hyatt's bonus award in any given year reflects the Company's operating results and in fiscal 1999 was based on year-over-year growth in operating income and return on assets employed at the Company's subsidiaries as well as the Company's performance in the aggregate.

    Mr. Scott-Hansen became a key employee of the Company with the acquisition of Applied Industrial Materials Corporation (AIMCOR) in October 1997. Accordingly, his compensation data for fiscal 1998 was comprised of amounts paid by the Company for the eight month period October 1, 1997 through May 31, 1998. Annual incentive compensation paid to Mr. Scott-Hansen is determined under a Management Incentive Compensation Plan for the executives of AIMCOR which was in effect at the time of the acquisition and was subsequently adopted by the Committee and Board of Directors.

STOCK-BASED COMPENSATION

    The Committee believes that equity ownership by management is beneficial in aligning the interests of management and the Company's stockholders for the purpose of enhancing stockholder value. To this end, in July 1995, the Company adopted the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the "Stock Plan") and in September 1997 amended the Stock Plan to provide for additional shares of Common Stock.

    The purpose of the Stock Plan is to utilize stock options, stock appreciation rights and stock awards as components of executive compensation to assure external competitiveness of total compensation, encourage equity ownership by key executives, motivate executives to improve long-term stock performance, and align executives' interests with the enhancement of stockholder value. Grants are made periodically by the Committee, with the exception of grants to the Chief Executive Officer, based on recommendations of the Chief Executive Officer and the advice of the Committee's outside consultant, taking into consideration the respective responsibilities of each position, external stock-based compensation survey data, and the strategic and operational goals and performance of each participant. Awards to the Chief Executive Officer are determined separately by the Committee and are based, among other things, on the Committee's perception of expected future contributions to the Company's long-term performance.

    The exercise price for all options granted during fiscal 1999 were at the then market value of the Common Stock based on an average of the high and low prices on the date of the grant. The exercise price of awards granted, the life of such awards, vesting of awards and other terms and conditions of awards granted under the Stock Plan are determined by the Committee, in its discretion. Options must expire not more than 10 years from their date of grant.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Committee qualify as "outside directors." The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation. In September 1997 the stockholders approved an executive incentive plan which is intended to ensure that amounts paid under such plan are deductible for federal income tax purposes.

SUMMARY

    The Committee believes that the mix of market-based salaries, significant variable cash incentives for short-term performance, and long-term incentives in the form of stock-based awards which provide the potential for equity ownership in the Company, represents a balance that will enable the Company to attract and retain key executive talent necessary for sustainable, long-term growth. The Committee further believes that this program strikes an appropriate balance between the interests of stockholders and needs of the Company in operating its businesses.

                                          COMPENSATION COMMITTEE
                                          James L. Johnson, Chairman
                                          Howard L. Clark, Jr.
                                          Perry Golkin
                                          Charles E. Long

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its 1999 fiscal year, except for the late filing of a Form 4 by Mr. Fifield with respect to one transaction.

                                  PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED
  PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2000

    The Board has appointed PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 2000. Unless the stockholder shall direct otherwise, properly executed proxies will be voted FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 2000. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has served as independent certified public accountants for the Company since its formation in 1987.

    The appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 2000 will be ratified if approved by the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting under Delaware law. Abstentions from voting will be considered as votes cast and, therefore, will have the same effect as a vote against the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the proposal to appoint PricewaterhouseCoopers LLP as independent certified public accountants. Unless marked to the contrary, proxies will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending May 31, 2000.

    THE BOARD RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 2000.

                                 OTHER BUSINESS

    The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Under regulations issued by the Securities and Exchange Commission, all stockholder proposals to be presented at the 2000 Annual Meeting must be received at the principal office of the Company no later than the close of business on May 2, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, pursuant to regulations issued by the Securities and Exchange Commission, the Company may exercise discretionary authority to vote proxies on any stockholder proposal of which the Company did not have notice on or before July 16, 2000.

                                          By Order of the Board of Directors

                                          /s/ Edward A. Porter
                                          EDWARD A. PORTER
                                          Secretary
                                          Walter Industries, Inc.

Tampa, Florida
August 30, 1999

                                   [LOGO]
                           Walter Industries, Inc.


PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

J.W. Walter, K.E. Hyatt and R.E. Almy, or any of them, with full power of substitution, are here authorized to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders Walter Industries, Inc. to be held at the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida,
2 Floor Level, Meeting Room--Regency 1 on Thursday, October 14, 1999 at 10:00 a.m. or at an adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEM 2, THE
      ---                                                   ---
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.


                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

TEAR OFF THIS PORTION

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE "WILL ATTEND" BLOCK:        WILL ATTEND / /
---------------------------------------------------------------------------------------------------------------------------------
                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
---------------------------------------------------------------------------------------------------------------------------------
Item 1.  ELECTION OF DIRECTORS
         NOMINEES:              J.W. WALTER        K.E. HYATT        R.E. ALMY        C.E. LONG        J.L. JOHNSON
                                M.T. TOKARZ        H.L. CLARK        P. GOLKIN        D.N. BOYCE

         FOR ALL NOMINEES / /                      WITHHOLD ALL NOMINEES / /          FOR ALL EXCEPT / /

         ------------------------------------------------------------------------------------------------------------------------
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE ABOVE)
         ------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Item 2.  Ratification of the appointment of PricewaterhouseCoopers LLP
         as independent certified public accountants for the fiscal year    PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS BELOW,
         ending May 31, 2000.                                               DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE
                                                                            PAID RETURN ENVELOPE PROVIDED. EXECUTORS, TRUSTEES,
         FOR / /            AGAINST / /              ABSTAIN / /            ADMINISTRATORS, ATTORNEYS, GUARDIANS, ETC., SHOULD SO
-------------------------------------------------------------------------   INDICATE WHEN SIGNING. CORPORATION PROXIES SHOULD BE
Item 3.  In their discretion the Proxies are authorized to vote upon such   SIGNED BY AUTHORIZED OFFICERS.
         other business as may properly come before the meeting and any adjournment thereof.
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           , 1999
_                                                    _                      -----------------------------------------------------
                                                                            Date

                                                                            -----------------------------------------------------
                                                                            Signature

                                                                            -----------------------------------------------------
                                                                            Signature
_                                                    _
                                                                            -----------------------------------------------------
                                                                            Title or Authority


  REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY ENVELOPE